UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2020

RIDESHARE RENTAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

433 N. Camden Drive, Suite 600 Beverly Hills, California	90210
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year

On September 11, 2020, Rideshare Rental, Inc. (the “Company”) filed with the Division of Corporations, Delaware Department of State a certificate of amendment to its certificate of incorporation. The amendment provided that the Company’s name would change from YayYo, Inc. to its current name, effective as of the filing date (the “Name Change”).

A copy of the Company’s press release announcing the Name Change, issued on the date hereof, is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2020	RIDESHARE RENTAL, INC.

	By:	/s/ Ramy El-Batrawi
	Name:	Ramy El-Batrawi
	Title:	Chief Executive Officer